SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2007

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 18, 2007, Coherent, Inc. (the “Company”) received notice that the Securities and Exchange Commission (“SEC”) denied the Company’s motion to stay the decision of The NASDAQ Stock Market LLC (“Nasdaq”) to suspend and delist the Company’s common stock from the Nasdaq Global Market.  Therefore, effective at the opening of business on Wednesday, December 19, 2007, the Company’s common stock has been suspended from trading on the Nasdaq Global Market, and will be subsequently delisted.

As previously disclosed by the Company, by a decision dated November 30, 2007, the Board of Directors of Nasdaq (the “Nasdaq Board”) gave the Company until December 17, 2007 to file its past due periodic reports with the SEC and regain compliance with Nasdaq’s listing requirements contained in Nasdaq Marketplace Rule 4310(c)(14). In its decision, the Nasdaq Board noted that the Company has been out of compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of reports with the SEC, for a period of one year from the final due date of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2006 (the “2006 10-K”). On December 11, 2007, the Company filed the 2006 10-K with the SEC.

Effective December 19, 2007, the Company’s common stock commenced quotation on the Pink Sheet Electronic Quotation Service.

The Company has previously issued several press releases and filed several reports with the SEC including current reports on Form 8-K, and investors are encouraged to read these in their entirety for discussion of the delay in the Company’s filings.

On December 18, 2007, Coherent issued a press release regarding the matters discussed in this current report.  A copy of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.02.                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                                                                                                 Compensatory Arrangements of Certain Officers

On December 14, 2007, the Compensation and H.R. Committee of the Company’s Board of Directors approved the adoption of the Company’s 2008 fiscal year variable compensation plan (the “VCP”) for certain employees, including executive officers.  The VCP establishes bonus targets for the Company’s executive officers and other employee participants to the extent the Company achieves certain goals.  Such goals are based on the level of achievement of revenue and pre-tax profit targets.  The amount each participant may receive can fluctuate between 0% and 200% of the targeted amount.  If the Company fails to meet at least 80% of the goal for each of the targets for a particular quarter, the participant would not receive any bonus for that particular quarter.

The following executive officers participate in the VCP with the following VCP bonus targets (which are a percentage of respective base salary) for the fiscal year from October 1, 2007 through September 30, 2008: John Ambroseo: 100%; Helene Simonet: 70%; Luis Spinelli: 50%; Ron Victor: 50%; and Bret DiMarco: 50%.

ITEM 9.01.            Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release of Coherent issued on December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: December 19, 2007
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Press release of Coherent issued on December 18, 2007.